Exhibit 10.51

FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this __ day of November, 2013, by and between SILICON VALLEY BANK (“Bank”) and LOCATION BASED TECHNOLOGIES, INC., a Nevada corporation (“Borrower”).

Recitals

A.     Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 5, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.     Borrower has requested that Bank amend the Loan Agreement as more fully set forth herein.

C.     Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.     Amendments to Loan Agreement.

2.1     Section 2.1.2 (Non Formula Line).

(i)     Acknowledgment of Indebtedness. Borrower hereby acknowledges and agrees that as of the date hereof, the outstanding principal balance under the Non Formula Line is One Million Dollars ($1,000,000), excluding all accrued and unpaid interest, fees and Bank Expenses and that such sum is due and owing without offset or defense.

(ii)     Term Out. Notwithstanding anything set forth to the contrary in Section 2.1.2 of the Loan Agreement, Borrower and Bank agree that (a) the Non Formula Line is hereby converted into a term loan and (b) there shall be no further availability to borrow under the Non Formula Line.

(iii)     Repayment. Notwithstanding anything set forth to the contrary in Section 2.1.2(b) of the Loan Agreement, Borrower shall repay the Non Formula Line as follows: (a) commencing on December 1, 2013 and continuing on the first (1st) day of each month through April 1, 2014, five (5) payments of accrued interest only, and (b) commencing on May 1, 2014 and continuing on the first (1st) day of each month through the Non Formula Line Maturity Date, twenty-four (24) equal installments of principal each in amount which would fully amortize the Non Formula Line over the repayment period, plus monthly payments of accrued interest (the “Non Formula Line Payment”). Borrower’s final Non Formula Line Payment, due on the Non Formula Line Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Non Formula Line.

2.2     Section 13 (Definitions). The following definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Non Formula Line Maturity Date” is April 1, 2016.

3.     Limitation of Amendments.

3.1     The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

 3.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3.3     In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

4.     Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

 4.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3     The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.     Effectiveness. This Amendment shall be deemed effective as of October 5, 2013 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Bank’s receipt of the Reaffirmation and Second Amendment to Unconditional Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by Guarantor, (c) Borrower’s payment of a non refundable amendment fee in an amount equal to Five Thousand Dollars ($5,000), and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:
Name:
Title:

BORROWER

LOCATION BASED TECHNOLOGIES, INC.

By:
Name:
Title:

[Signature Page to Fifth Amendment to Loan and Security Agreement]

Schedule 1

[See attached]

Schedule 1 Page 1